Filed pursuant to Rule 424(b)(5)
Registration No. 333-267261
PROSPECTUS SUPPLEMENT
(To prospectus dated November 4, 2022)

495,562 Shares
FARO Technologies, Inc.
Common Stock
The selling stockholders of FARO Technologies, Inc. (the “Company”, “we”, “our” or “us”) identified in this prospectus supplement may offer and resell 495,562 shares of our common stock, $0.001 par value (“Common Stock”), under this prospectus supplement. The selling stockholders acquired these shares from us pursuant to certain Share Purchase Agreements, dated as of September 1, 2022 (the “Purchase Agreements”), by and among, Faro FNH Netherlands Holdings B.V., a subsidiary of the Company and NGH Holdings Limited’s (“GeoSLAM”) shareholders, including, amongst others, Graham Canning Hunter and Nicole Canning Hunter. We will not receive any proceeds from the sale of these shares by the selling stockholders.
The selling stockholders may sell the shares of our Common Stock described in this prospectus supplement through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. We provide more information about how the selling stockholders may sell their shares of Common Stock in the section of this prospectus supplement captioned “Plan of Distribution.”
Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “FARO.” On November 3, 2022, the last reported sale price for our Common Stock was $29.13 per share.
We may amend or supplement this prospectus supplement from time to time by filing amendments or supplements as required. You should read the entire prospectus supplement, prospectus and any amendments or supplements carefully before you make your investment decision.
Investing in our Common Stock involves risks. See the section of this prospectus supplement captioned “Risk Factors” beginning on page S-6.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 4, 2022.

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, the “SEC” or the “Commission”, utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell shares of our Common Stock, as described in this prospectus, in one or more offerings.
You should rely only on the information contained in this prospectus supplement and prospectus (as supplemented and amended). We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and prospectus (as supplemented and amended). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and prospectus (as supplemented and amended) does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy any such securities in any circumstances in which such offer or solicitation is unlawful. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus supplement and prospectus (as supplemented and amended) is accurate as of any dates other than their respective dates.
We urge you to read carefully this prospectus (as supplemented and amended) before deciding whether to purchase any of the shares of our Common Stock being offered.
Unless the context otherwise indicates, references in this prospectus to “FARO,” “we,” “our” and “us” refer, collectively, to FARO Technologies, Inc., a Florida corporation, and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and any prospectus supplement, and the information incorporated by reference in this prospectus supplement, the accompanying prospectus, and any prospectus supplement include or may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). Forward-looking statements are generally written in the future tense and/or are preceded by words such as “will,” “may,” “should,” “could,” “expect,” “suggest,” “believe,” “anticipate,” “intend,” “plan,” or other similar words.
Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties. The forward-looking statements contained in this prospectus supplement, the accompanying prospectus, and any prospectus supplement, and the information incorporated by reference herein and therein are based on information currently available to us and expectations and assumptions that we deem reasonable at the time the statements were made. We do not undertake any obligation to update any forward-looking statements in this prospectus supplement, the accompanying prospectus, and any prospectus supplement, and the information incorporated by reference herein and therein or in any of our other communications, except as required by law. All such forward-looking statements should be read as of the time the statements were made and with the recognition that these forward-looking statements may not be complete or accurate at a later date.
Many factors may cause actual results to differ materially from those expressed or implied by the forward-looking statements contained in this prospectus supplement, the accompanying prospectus, and any prospectus supplement, and the information incorporated by reference herein and therein, including those detailed in the Risk Factors section of any Annual Report on Form 10-K incorporated by reference in this prospectus and in the section of any related prospectus supplement entitled “Risk Factors.”

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference therein. This summary does not contain all the information that you should consider before investing in our Common Stock. You should read the following summary together with the more detailed information regarding our company, the Common Stock being registered under this prospectus, our financial statements and notes thereto incorporated by reference in this prospectus, and the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-6 of this prospectus supplement, the “Risk Factors” section of our most recent Annual Report on Form 10-K, as may be updated by our subsequent Quarterly Reports on Form 10-Q, and other filings we make with the SEC before deciding whether to purchase shares of our Common Stock from the selling stockholders.

OUR BUSINESS
FARO Technologies, Inc. and its subsidiaries (collectively “FARO,” the “Company,” “us,” “we” or “our”) design, develop, manufacture, market and support software driven, three-dimensional (“3D”) measurement, imaging, and realization solutions for the 3D metrology, architecture, engineering and construction (“AEC”), Operations and Maintenance (“O&M”) and public safety analytics markets. We enable our customers to capture, measure, manipulate, interact with and share 3D and 2D data from the physical world in a virtual environment and then translate this information back into the physical domain. Our broad technology set equips our customers with a wide range of 3D capture technologies that range from ultra-high accuracy laser-scanner-based technology to lower accuracy, photogrammetry-based technology. Our FARO suite of 3D products and software solutions are used for inspection of components and assemblies, rapid prototyping, reverse engineering, documenting large volume or structures in 3D, surveying and construction, construction management, assembly layout, machine guidance as well as in investigation and reconstructions of crash and crime scenes. We sell the majority of our solutions through a direct sales force, with an increasing volume being sold through an indirect channel across a range of industries including automotive, aerospace, metal and machine fabrication, surveying, architecture, engineering and construction, public safety forensics and other industries.
_____________
FARO was founded in 1982 and re-incorporated in Florida in 1992. Our worldwide headquarters are located at 250 Technology Park, Lake Mary, Florida 32746 and our telephone number is (407) 333-9911.

THE OFFERING

Common Stock offered by the selling stockholders	495,562 shares
Our Common Stock is listed on the Nasdaq Global Select Market under the symbol	FARO
Use of proceeds	All of the shares of Common Stock being offered under this prospectus are being sold by the selling stockholders. Accordingly, we will not receive any proceeds from the sale of these shares.
Background
On September 1, 2022, pursuant to the terms of the Purchase Agreements, we acquired GeoSLAM. In that transaction, we paid cash and an aggregate of 495,562 shares of our Common Stock. Under the terms of the Purchase Agreements, we agreed to file with the Commission a registration statement on Form S-3 covering the resale of the shares of Common Stock issued to the selling stockholders pursuant to such Purchase Agreements.
Throughout this prospectus, when we refer to the shares of our Common Stock, the offer and sale of which are being registered on behalf of the selling stockholders, we are referring to the shares of Common Stock that we agreed to register pursuant to the Purchase Agreements. When we refer to the “selling stockholders” in this prospectus, we are referring to the parties that received shares of Common Stock pursuant the Purchase Agreements.

RISK FACTORS
Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks, uncertainties and assumptions under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as may be updated by our subsequent Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future and any prospectus supplement related to a particular offering, together with all of the other information included in or incorporated by reference into this prospectus supplement, before making an investment decision. The risks and uncertainties described below may not be the only ones we face. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of the risks actually occur, our business, financial condition, operating results, cash flows and prospects could be materially and adversely affected, causing the trading price of our Common Stock to decline. In that event, the market price of our Common Stock could decline, and you could lose part or all of your investment.

USE OF PROCEEDS
All shares of Common Stock sold pursuant to this prospectus will be sold by the selling stockholders. We will not receive any of the proceeds from such sales.

SELLING STOCKHOLDERS
Exactly 495,562 shares of Common Stock are being offered by this prospectus supplement, all of which are being offered for resale for the account of the selling stockholders. The shares being offered were issued to the selling stockholders pursuant to the Purchase Agreements. When we refer to the “selling stockholders” in this prospectus supplement, we mean the persons listed in the table below.
The table below sets forth certain information known to us, based upon written representations from the selling stockholders, with respect to the beneficial ownership of the shares of our Common Stock held by the selling stockholders as of October 31, 2022. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our Common Stock covered by this prospectus supplement, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our Common Stock that will be held by the selling stockholders upon termination of any particular offering. See the section of this prospectus supplement captioned “Plan of Distribution” for additional information. For purposes of the table below, we assume that the selling stockholders will sell all their shares of Common Stock covered by this prospectus supplement.
In the table below, the percentage of shares beneficially owned is based on 18,779,816 shares of our Common Stock outstanding as of October 31, 2022, determined in accordance with Rule 13d-3 under the Exchange Act. Under such rule, beneficial ownership includes any shares over which the selling stockholders have sole or shared voting power or investment power and also any shares that the selling stockholders have the right to acquire within 60 days of such date through the exercise of any options or other rights. Except as otherwise indicated, we believe that the selling stockholders have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose.

Name of Selling Stockholder	Prior to the Offering		Number of Shares of Common Stock Being Registered for Resale	After the Offering
	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding		Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding
Graham Canning Hunter	123,783	*	123,783	123,783	*
Nicole Christine Hunter	123,783	*	123,783	123,783	*
ValueMaker Investments LLP	39,450	*	39,450	39,450	*
Andrew William Parr	21,229	*	21,229	21,229	*
Richard John Durrant	13,729	*	13,729	13,729	*
Grace Helen Parker	9,162	*	9,162	9,162	*
Kenneth Scott Smillie	9,162	*	9,162	9,162	*
Neil John Slatcher	9,162	*	9,162	9,162	*
Commonwealth Scientific and Industrial Research Organisation	146,102	*	146,102	146,102	*

Total shares of Common Stock	495,562	2.64%	495,562	495,562	2.64%
____________
*    Less than 1%.
Registration Rights
To our knowledge, the selling stockholders have not had any position with, held any office of, or had any other material relationship with us during the past three years, except that pursuant to the Purchase Agreements, we agreed to prepare and file with the SEC a registration statement that permits the resale or other disposition of the selling stockholders’ Common Stock issued pursuant to the Purchase Agreements and, subject to certain exceptions, use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective under the Securities Act for so long as such securities registered for resale thereunder retain their character as registrable securities. We have also agreed, among other things, to indemnify the selling stockholders and their officers, directors, agents, partners, members, managers, stockholders, affiliates and employees from certain liabilities and to pay all fees and expenses incident to our obligations under the Purchase Agreements.

PLAN OF DISTRIBUTION
Concurrently and in connection with the execution of the Purchase Agreements, we entered into an Orderly Market Sale Agreement with Commonwealth Scientific and Industrial Research Organisation (“CSIRO”), Graham Canning Hunter, Nicole Christine Hunter and certain other selling stockholders (the “OMA”). Pursuant to the OMA, the selling stockholders party thereto shall not be permitted to transfer any shares of our Common Stock until, in the case of CSIRO, two trading days following the disclosure of our financial results for the third fiscal quarter of 2022 and, in the case of the other selling stockholders party to the OMA, fifteen trading days following such date, in each case, subject to the effectiveness of the registration statement of which this prospectus supplement forms a part. Additionally, the selling stockholders party to the OMA may not collectively transfer more than 15,000 shares of our Common Stock in a single trading day or more than 150,000 shares of our Common Stock in any 15 trading day period; provided, that CSIRO may transfer shares of our Common Stock in any amount in an open market sale through a designated broker (as described in the OMA).
The selling stockholders may, from time to time, sell any or all of the shares of Common Stock beneficially owned by them and offered hereby.
The sales may be made on one or more exchanges, in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.
The selling stockholders may effect such transactions by selling the shares of Common Stock to or through broker-dealers. The shares of Common Stock may be sold through broker-dealers by one or more of, or a combination of, the following:
•    a block trade in which the broker-dealer so engaged will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•    purchases by a broker-dealer as principal and resale by such broker-dealer for its account;
•    ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•    short sales;
•    through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise; or
•    in privately negotiated transactions.
The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus supplement.
To the extent required, this prospectus supplement may be amended or supplemented under Rule 424(b) or other applicable provision of the Securities Act from time to time to describe a specific plan of distribution.
The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
The aggregate proceeds to any selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
The selling stockholders have informed us that, except as otherwise indicated in the table included in the section of this prospectus supplement captioned “Selling Stockholders,” none of them have any agreement or understanding, directly or indirectly, with any person to distribute the shares covered by this prospectus supplement. If any selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act.
In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).
There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the shelf registration statement of which this prospectus supplement forms a part.
We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities under the Securities Act, the Exchange Act or other federal or state law, or the selling stockholders may be entitled to contribution. We may be indemnified by the selling stockholders against certain losses, claims, damages and liabilities under the Securities Act, the Exchange Act or other federal or state law that may arise from written information furnished to us by the selling stockholders expressly for use in this prospectus supplement, or we may be entitled to contribution.
We may restrict or suspend offers and sales or other dispositions of the shares under the shelf registration statement of which this prospectus supplement forms a part from and after the effective date of the shelf registration statement of which this prospectus supplement forms a part subject to certain terms and conditions. In the event of such restriction or suspension, the selling stockholders will not be able to offer or sell or otherwise dispose of the shares of Common Stock under the shelf registration statement.
None of the selling stockholders intends to use any means of distributing or delivering the prospectus or prospectus supplement other than by hand or mail, and none of the selling stockholders intends to use any forms of prospectus or prospectus supplement other than printed prospectuses.
Once sold under the shelf registration statement of which this prospectus supplement forms a part the shares of Common Stock will be freely tradeable in the hands of persons other than our affiliates.

LEGAL MATTERS
The validity of the shares of Common Stock in respect of which this prospectus supplement is being delivered has been passed upon by Nelson Mullins Riley & Scarborough LLP.

EXPERTS
The consolidated financial statements of FARO Technologies, Inc. and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are available to the public over the Internet at the Commission’s website at http://www.sec.gov. Copies of certain information filed by us with the Commission are also available on our website at www.faro.com. Information accessible on or through our website is not a part of this prospectus supplement. You may also read and copy any document we file at the Commission’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room.
This prospectus supplement is part of a registration statement we filed with the Commission. This prospectus supplement omits some information contained in the registration statement in accordance with Commission rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the Commission are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE
The Commission allows us to incorporate by reference much of the information we file with the Commission, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the Commission, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus supplement. This means that you must look at all of the Commission filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings that we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K), until the offering of the Common Stock being registered under the registration statement is terminated or completed, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement.
•     Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 16, 2022 (the “Annual Report”);
•     Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on April 27, 2022;
•     Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed with the SEC on August 3, 2022;
•     Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, filed with the SEC on November 2, 2022;
•     The information specifically incorporated by reference in our Annual Report from our definitive proxy statement relating to our 2022 annual meeting of shareholders, filed with the SEC on April 15, 2022;
•     Current Reports on Form 8-K filed on April 15, 2022, May 27, 2022, July 29, 2022, September 2, 2022, and October 31, 2022; and
•     The description of our Common Stock contained in Exhibit 4.2 to our Annual Report.
You may request a copy of these filings, at no cost, by contacting us at the following address:
Faro Technologies, Inc.
250 Technology Park
Lake Mary, Florida 32746

PROSPECTUS

495,562 Shares
FARO Technologies, Inc.
Common Stock
The selling stockholders of FARO Technologies, Inc. (the “Company”, “we”, “our” or “us”) identified in this prospectus may offer and resell up to 495,562 shares of our common stock, $0.001 par value (“Common Stock”), under this prospectus. The selling stockholders acquired these shares from us pursuant to certain Share Purchase Agreements, dated as of September 1, 2022 (the “Purchase Agreements”), by and among, Faro FNH Netherlands Holdings B.V., a subsidiary of the Company and NGH Holdings Limited’s (“GeoSLAM”) shareholders, including, amongst others, Graham Canning Hunter and Nicole Canning Hunter. We will not receive any proceeds from the sale of these shares by the selling stockholders.
The selling stockholders may sell the shares of our Common Stock described in this prospectus through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. We provide more information about how the selling stockholders may sell their shares of Common Stock in the section of this prospectus captioned “Plan of Distribution.”
Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “FARO.” On September 1, 2022, the last reported sale price for our Common Stock was $32.04 per share.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.
Investing in our Common Stock involves risks. See the section of this prospectus captioned “Risk Factors” beginning on page 6.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 4, 2022.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, the “SEC” or the “Commission”, utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell shares of our Common Stock, as described in this prospectus, in one or more offerings.
You should rely only on the information contained in this prospectus (as supplemented and amended). We have not authorized anyone to provide you with information that is different from that contained in this prospectus (as supplemented and amended). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus (as supplemented and amended) does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy any such securities in any circumstances in which such offer or solicitation is unlawful. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus (as supplemented and amended) is accurate as of any dates other than their respective dates.
We urge you to read carefully this prospectus (as supplemented and amended) before deciding whether to purchase any of the shares of our Common Stock being offered.
Unless the context otherwise indicates, references in this prospectus to “FARO,” “we,” “our” and “us” refer, collectively, to FARO Technologies, Inc., a Florida corporation, and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and any prospectus supplement include or may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). Forward-looking statements are generally written in the future tense and/or are preceded by words such as “will,” “may,” “should,” “could,” “expect,” “suggest,” “believe,” “anticipate,” “intend,” “plan,” or other similar words.
Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties. The forward-looking statements contained in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus are based on information currently available to us and expectations and assumptions that we deem reasonable at the time the statements were made. We do not undertake any obligation to update any forward-looking statements in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus or in any of our other communications, except as required by law. All such forward-looking statements should be read as of the time the statements were made and with the recognition that these forward-looking statements may not be complete or accurate at a later date.
Many factors may cause actual results to differ materially from those expressed or implied by the forward-looking statements contained in this prospectus, any prospectus supplement, and the information incorporated by reference herein and therein, including those detailed in the Risk Factors section of any Annual Report on Form 10-K incorporated by reference in this prospectus and in the section of any related prospectus supplement entitled “Risk Factors.”

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Common Stock. You should read the following summary together with the more detailed information regarding our company, the Common Stock being registered under this prospectus, and our financial statements and notes thereto incorporated by reference in this prospectus before deciding whether to purchase shares of our Common Stock from the selling stockholders.

OUR BUSINESS
FARO Technologies, Inc. and its subsidiaries (collectively “FARO,” the “Company,” “us,” “we” or “our”) design, develop, manufacture, market and support software driven, three-dimensional (“3D”) measurement, imaging, and realization solutions for the 3D metrology, architecture, engineering and construction (“AEC”), Operations and Maintenance (“O&M”) and public safety analytics markets. We enable our customers to capture, measure, manipulate, interact with and share 3D and 2D data from the physical world in a virtual environment and then translate this information back into the physical domain. Our broad technology set equips our customers with a wide range of 3D capture technologies that range from ultra-high accuracy laser-scanner-based technology to lower accuracy, photogrammetry-based technology. Our FARO suite of 3D products and software solutions are used for inspection of components and assemblies, rapid prototyping, reverse engineering, documenting large volume or structures in 3D, surveying and construction, construction management, assembly layout, machine guidance as well as in investigation and reconstructions of crash and crime scenes. We sell the majority of our solutions through a direct sales force, with an increasing volume being sold through an indirect channel across a range of industries including automotive, aerospace, metal and machine fabrication, surveying, architecture, engineering and construction, public safety forensics and other industries.
_____________
FARO was founded in 1982 and re-incorporated in Florida in 1992. Our worldwide headquarters are located at 250 Technology Park, Lake Mary, Florida 32746 and our telephone number is (407) 333-9911.

THE OFFERING

Common Stock offered by the selling stockholders	495,562 shares
Our Common Stock is listed on the Nasdaq Global Select Market under the symbol	FARO
Use of proceeds	All of the shares of Common Stock being offered under this prospectus are being sold by the selling stockholders. Accordingly, we will not receive any proceeds from the sale of these shares.
Background
On September 1, 2022, pursuant to the terms of the Purchase Agreements, we acquired GeoSLAM. In that transaction, we paid cash and an aggregate of 495,562 shares of our Common Stock. Under the terms of the Purchase Agreements, we agreed to file with the Commission a registration statement on Form S-3 covering the resale of the shares of Common Stock issued to the selling stockholders pursuant to such Purchase Agreements.
Throughout this prospectus, when we refer to the shares of our Common Stock, the offer and sale of which are being registered on behalf of the selling stockholders, we are referring to the shares of Common Stock that we agreed to register pursuant to the Purchase Agreements. When we refer to the “selling stockholders” in this prospectus, we are referring to the parties that received shares of Common Stock pursuant the Purchase Agreements.

RISK FACTORS
Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks, uncertainties and assumptions under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future and any prospectus supplement related to a particular offering, together with all of the other information included in or incorporated by reference into this prospectus, before making an investment decision. The risks and uncertainties described below may not be the only ones we face. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of the risks actually occur, our business, financial condition, operating results, cash flows and prospects could be materially and adversely affected, causing the trading price of our Common Stock to decline. In that event, the market price of our Common Stock could decline, and you could lose part or all of your investment.

USE OF PROCEEDS
All shares of Common Stock sold pursuant to this prospectus will be sold by the selling stockholders. We will not receive any of the proceeds from such sales.

SELLING STOCKHOLDERS
Up to 495,562 shares of Common Stock are being offered by this prospectus, all of which are being offered for resale for the account of the selling stockholders. The shares being offered were issued to the selling stockholders pursuant to the Purchase Agreements. When we refer to the “selling stockholders” in this prospectus, we mean the persons listed in the table below.
The table below sets forth certain information known to us, based upon written representations from the selling stockholders, with respect to the beneficial ownership of the shares of our Common Stock held by the selling stockholders as of October 31, 2022. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our Common Stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our Common Stock that will be held by the selling stockholders upon termination of any particular offering. See the section of this prospectus captioned “Plan of Distribution” for additional information. For purposes of the table below, we assume that the selling stockholders will sell all their shares of Common Stock covered by this prospectus.
In the table below, the percentage of shares beneficially owned is based on 18,779,816 shares of our Common Stock outstanding as of October 31, 2022, determined in accordance with Rule 13d-3 under the Exchange Act. Under such rule, beneficial ownership includes any shares over which the selling stockholders have sole or shared voting power or investment power and also any shares that the selling stockholders have the right to acquire within 60 days of such date through the exercise of any options or other rights. Except as otherwise indicated, we believe that the selling stockholders have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose.

Name of Selling Stockholder	Prior to the Offering		Number of Shares of Common Stock Being Registered for Resale	After the Offering
	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding		Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding
Graham Canning Hunter	123,783	*	123,783	123,783	*
Nicole Christine Hunter	123,783	*	123,783	123,783	*
ValueMaker Investments LLP	39,450	*	39,450	39,450	*
Andrew William Parr	21,229	*	21,229	21,229	*
Richard John Durrant	13,729	*	13,729	13,729	*
Grace Helen Parker	9,162	*	9,162	9,162	*
Kenneth Scott Smillie	9,162	*	9,162	9,162	*
Neil John Slatcher	9,162	*	9,162	9,162	*
Commonwealth Scientific and Industrial Research Organisation	146,102	*	146,102	146,102	*

Total shares of Common Stock	495,562	2.64%	495,562	495,562	2.64%
___________
*    Less than 1%.
Registration Rights
To our knowledge, the selling stockholders have not had any position with, held any office of, or had any other material relationship with us during the past three years, except that pursuant to the Purchase Agreements, we agreed to prepare and file with the SEC a registration statement that permits the resale or other disposition of the selling stockholders’ Common Stock issued pursuant to the Purchase Agreements and, subject to certain exceptions, use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective under the Securities Act for so long as such securities registered for resale thereunder retain their character as registrable securities. We have also agreed, among other things, to indemnify the selling stockholders and their officers, directors, agents, partners, members, managers, stockholders, affiliates and employees from certain liabilities and to pay all fees and expenses incident to our obligations under the Purchase Agreements.

PLAN OF DISTRIBUTION
Concurrently and in connection with the execution of the Purchase Agreements, we entered into an Orderly Market Sale Agreement with Commonwealth Scientific and Industrial Research Organisation (“CSIRO”), Graham Canning Hunter, Nicole Christine Hunter and certain other selling stockholders (the “OMA”). Pursuant to the OMA, the selling stockholders party thereto shall not be permitted to transfer any shares of our Common Stock until, in the case of CSIRO, two trading days following the disclosure of our financial results for the third fiscal quarter of 2022 and, in the case of the other selling stockholders party to the OMA, fifteen trading days following such date, in each case, subject to the effectiveness of the registration statement of which this prospectus forms a part. Additionally, the selling stockholders party to the OMA may not collectively transfer more than 15,000 shares of our Common Stock in a single trading day or more than 150,000 shares of our Common Stock in any 15 trading day period; provided, that CSIRO may transfer shares of our Common Stock in any amount in an open market sale through a designated broker (as described in the OMA).
The selling stockholders may, from time to time, sell any or all of the shares of Common Stock beneficially owned by them and offered hereby.
The sales may be made on one or more exchanges, in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.
The selling stockholders may effect such transactions by selling the shares of Common Stock to or through broker-dealers. The shares of Common Stock may be sold through broker-dealers by one or more of, or a combination of, the following:
•    a block trade in which the broker-dealer so engaged will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•    purchases by a broker-dealer as principal and resale by such broker-dealer for its account;
•    ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•    short sales;
•    through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise; or
•    in privately negotiated transactions.
The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
To the extent required, this prospectus may be amended or supplemented under Rule 424(b) or other applicable provision of the Securities Act from time to time to describe a specific plan of distribution.
The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
The aggregate proceeds to any selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
The selling stockholders have informed us that, except as otherwise indicated in the table included in the section of this prospectus captioned “Selling Stockholders,” none of them have any agreement or understanding, directly or indirectly, with any person to distribute the shares covered by this prospectus. If any selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the shelf registration statement of which this prospectus forms a part.
We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities under the Securities Act, the Exchange Act or other federal or state law, or the selling stockholders may be entitled to contribution. We may be indemnified by the selling stockholders against certain losses, claims, damages and liabilities under the Securities Act, the Exchange Act or other federal or state law that may arise from written information furnished to us by the selling stockholders expressly for use in this prospectus, or we may be entitled to contribution.
We may restrict or suspend offers and sales or other dispositions of the shares under the shelf registration statement of which this prospectus forms a part from and after the effective date of the shelf registration statement of which this prospectus forms a part subject to certain terms and conditions. In the event of such restriction or suspension, the selling stockholders will not be able to offer or sell or otherwise dispose of the shares of Common Stock under the shelf registration statement.
None of the selling stockholders intends to use any means of distributing or delivering the prospectus other than by hand or mail, and none of the selling stockholders intends to use any forms of prospectus other than printed prospectuses.
Once sold under the shelf registration statement of which this prospectus forms a part the shares of Common Stock will be freely tradeable in the hands of persons other than our affiliates.

LEGAL MATTERS
The validity of the shares of Common Stock in respect of which this prospectus is being delivered has been passed upon by Nelson Mullins Riley & Scarborough LLP.

EXPERTS
The consolidated financial statements of FARO Technologies, Inc. and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are available to the public over the Internet at the Commission’s website at http://www.sec.gov. Copies of certain information filed by us with the Commission are also available on our website at www.faro.com. Information accessible on or through our website is not a part of this prospectus. You may also read and copy any document we file at the Commission’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room.
This prospectus is part of a registration statement we filed with the Commission. This prospectus omits some information contained in the registration statement in accordance with Commission rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the Commission are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE
The Commission allows us to incorporate by reference much of the information we file with the Commission, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the Commission, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the Commission filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings that we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K), until the offering of the Common Stock being registered under the registration statement is terminated or completed, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement.
•     Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 16, 2022 (the “Annual Report”);
•     Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on April 27, 2022;
•     Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed with the SEC on August 3, 2022;
•     Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, filed with the SEC on November 2, 2022;
•     The information specifically incorporated by reference in our Annual Report from our definitive proxy statement relating to our 2022 annual meeting of shareholders, filed with the SEC on April 15, 2022;
•     Current Reports on Form 8-K filed on April 15, 2022, May 27, 2022, July 29, 2022, September 2, 2022, and October 31, 2022; and
•     The description of our Common Stock contained in Exhibit 4.2 to our Annual Report.
You may request a copy of these filings, at no cost, by contacting us at the following address:
Faro Technologies, Inc.
250 Technology Park
Lake Mary, Florida 32746

495,562 Shares
FARO Technologies, Inc.
Common Stock

PROSPECTUS SUPPLEMENT

November 4, 2022